UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

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AIR WATER INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

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Nevada	000-30405	860887822
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

407 Lincoln Road Suite 304

 Miami Beach, FL 33139

(Address of Principal Executive Office) (Zip Code)

305-672-6344

(Registrant’s telephone number, including area code)

UNIVERSAL COMMUNICATION SYSTEMS, INC.

407 Lincoln Road, Suite 12F

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement.

On March 11th 2009 The Board of Directors of Air Water International Corporation (AWTI) approved the corporation entering into a Purchase /Option Agreement with the shareholders of Flavorina Corporation, of Miami Beach, Florida, whereby the shareholders agreed to grant to AWTI a one year option to exercise and purchase the outstanding stock of Flavorina Corporation for a price to be set at the time of exercise of the option, such price to be valued and fixed by an independent accounting and valuation group. AWTI agreed to pay $250,000 as a fee for the option. Michael Zwebner, the Chairman and President of AWTI, is the main shareholder of Flavorina Corporation.

The foregoing description of the Purchase / Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase / Option Agreement as executed between the parties.

SECTION 8 – OTHER EVENTS

Item 8.01

Other Events.

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

99.1

Press Release dated March 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Air Water International Corporation

By:	/s/ Michael J Zwebner
Michael J Zwebner President

Date:  March 11, 2009